================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: OCTOBER 6, 2000
                                        ----------------

                 DATE OF EARLIEST EVENT REPORTED: JULY 27, 2000
                                                 --------------

                                 FIBERCHEM, INC.
                                 ---------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         COMMISSION FILE NUMBER 1-17569


           DELAWARE                                             84-1063897
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

            1181 GRIER DRIVE
                 SUITE B
           LAS VEGAS, NEVADA                                        89119
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (702) 361-9873

                                      N.A.
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


================================================================================

                                 FIBERCHEM, INC.


This Current Report on Form 8-K/A, Amendment No. 1 amends the Current Report on Form 8-K filed by FiberChem, Inc. ("FiberChem") on August 11, 2000 solely to add the financial statements of the businesses acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired

          1. The consolidated financial statements of Intrex Data Communications Corp. ("Intrex"), an acquired business.

          2. The financial statements of Pandel Instruments, Inc. ("Panel"), an acquired business.

          3. The consolidated financial statements of FiberChem, the accounting acquiree.

     (b)  Pro Forma Financial Information

          The pro forma condensed, combined balance sheet and statements of operations, with notes thereto.

     (c)  Exhibits:

          None.

                                FIBERCHEM, INC.


INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION



INTREX DATA COMMUNICATIONS CORP
         CONSOLIDATED FINANCIAL STATEMENTS..........................3
                  AUDITORS' REPORT TO THE SHAREHOLDERS..............4


PANDEL INSTRUMENTS, INC
         FINANCIAL STATEMENTS.......................................14
                  INDEPENDENT AUDITOR'S REPORT......................15


FIBERCHEM, INC. AND SUBSIDIARIES
         CONSOLIDATED FINANCIAL STATEMENTS..........................23
                  INDEPENDENT AUDITORS' REPORT......................24


FIBERCHEM, INC
         PRO FORMA FINANCIAL STATEMENTS.............................43

                        INTREX DATA COMMUNICATIONS CORP.


                        CONSOLIDATED FINANCIAL STATEMENTS


                           DECEMBER 31, 1999 AND 1998

AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheet of Intrex Data Communications Corp. as at December 31, 1999 and the consolidated statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied on a consistent basis.




Chartered Accountants

Vancouver, Canada

June 2, 2000

INTREX DATA COMMUNICATIONS CORP.
Consolidated Balance Sheet

December 31, 1999, with comparative figures for 1998

------------------------------------------------------------------------------------------------
                                                                      1999             1998
------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash                                                           $     93,236    $      4,033
     Accounts receivable                                                    --             1,689
     Inventory                                                              --            36,037
     Deposits                                                              1,915           1,387
------------------------------------------------------------------------------------------------
                                                                          95,151          43,146

Capital assets (note 4)                                                  134,626         106,518

Deferred financing costs                                                    --            52,361

Deferred acquisition costs                                               227,241            --

Intellectual property (note 5)                                           240,000         480,000
------------------------------------------------------------------------------------------------

                                                                    $    697,018    $    682,025
------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
     Accounts payable and accrued liabilities                       $    673,405    $    286,749
     Advances on contracts                                                  --            24,073
     Lease obligations (note 6)                                           10,975          10,975
     Current portion of notes payable (notes 7 and 11(c))                 55,000            --
     Due to related parties (note 8)                                     360,985            --
------------------------------------------------------------------------------------------------
                                                                       1,100,365         321,797

Notes payable (notes 7and 11(c))                                          60,000            --

Due to related parties (note 8)                                             --           190,193
------------------------------------------------------------------------------------------------
                                                                       1,160,365         511,990
Shareholders' equity (deficiency):
     Share capital (note 9(b))                                         2,693,217       2,137,886
     Deficit                                                          (3,156,564)     (1,967,851)
------------------------------------------------------------------------------------------------
                                                                        (463,347)        170,035
Future operations (note 2)
Subsequent events (note 11)

------------------------------------------------------------------------------------------------

                                                                    $    697,018    $    682,025
------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

On behalf of the Board:

"D.S. Peachey"                        Director
----------------------------------

"P. Lagergren"                        Director
----------------------------------

INTREX DATA COMMUNICATIONS CORP.
Consolidated Statement of Operations and Deficit

Year ended December 31, 1999, with comparative figures for 1998

----------------------------------------------------------------------------
                                                     1999             1998
----------------------------------------------------------------------------
Revenue:
     Monitoring system sales                    $       --      $     47,014

Cost of sales                                           --            30,703
----------------------------------------------------------------------------

Gross margin                                            --            16,311

Expenses:
     Research and development                        637,762          70,554
     Depreciation and amortization                   297,471         284,215
     Sales and marketing                              69,263          46,665
     Communication and field operations                 --             5,754
     Administration                                  211,841         136,943
----------------------------------------------------------------------------
                                                   1,216,337         544,131
----------------------------------------------------------------------------
Loss before undernoted                             1,216,337         527,820

Foreign exchange loss (gain)                         (27,624)         23,568
----------------------------------------------------------------------------

Loss for the year                                  1,188,713         551,388

Deficit, beginning of year                         1,967,851       1,416,463
----------------------------------------------------------------------------

Deficit, end of year                            $  3,156,564    $  1,967,851
----------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

INTREX DATA COMMUNICATIONS CORP.
Consolidated Statement of Cash Flows

Year ended December 31, 1999, with comparative figures for 1998

----------------------------------------------------------------------------------------------------
                                                                                 1999           1998
----------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operations:
     Loss for the year                                                    $(1,188,713)   $  (551,388)
     Items not involving cash:
         Depreciation and amortization                                        297,471        284,215
     Changes in non-cash operating working capital                            399,781        173,647
----------------------------------------------------------------------------------------------------
                                                                             (491,461)       (93,526)

Financing:
     Issuance of common shares                                                598,000        139,948
     Share issuance costs                                                     (83,294)          --
     Deferred acquisition costs                                              (112,241)          --
     Repayment of lease obligations                                              --           (2,206)
     Due to related parties                                                   211,417          5,670
     Proceeds from issuance of special warrants                                  --           15,010
     Deferred financing cost                                                   52,361        (52,361)
----------------------------------------------------------------------------------------------------
                                                                              666,243        106,061

Investments:
     Purchase of capital assets                                               (85,579)       (13,171)
----------------------------------------------------------------------------------------------------
Increase (decrease) in cash                                                    89,203           (636)

Cash, beginning of year                                                         4,033          4,669
----------------------------------------------------------------------------------------------------

Cash, end of year                                                         $    93,236    $     4,033
----------------------------------------------------------------------------------------------------

Supplemental disclosure of non-cash financing and investing activities:
     Notes payable issued for deferred acquisition costs                  $   115,000    $      --
     Shares issued for settlement of debt due to related parties               40,625         48,600
Cash paid during year to:
     Interest payments                                                           --             --
     Income taxes                                                                --             --
----------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

INTREX DATA COMMUNICATIONS CORP.
Notes to Consolidated Financial Statements
Year ended December 31, 1999

--------------------------------------------------------------------------------


1.   Organization:

     Intrex Data Communications Corp. (the "Company") was incorporated on October 26, 1994 under the Company Act (British Columbia).

     The Company is in the business of providing its customers with data from mobile or remote sites using satellite or other wireless communications and distributes this data to the customer using the Internet or other means. It provides this data on a fee-for-service basis or sells the equipment and software necessary for transmission, reception, display, and analysis of transmitted data. The Company develops the software necessary for providing this data to its customers and, in some cases, develops the hardware and other communication devices.

     The Company began limited commercial operations in 1998 when it began charging customers for data obtained from beta site units and from the sale of the Company's fuel monitoring equipment.


2.   Future operations:

     The Company has incurred significant operating losses in 1999 and 1998 and has a working capital deficiency at December 31, 1999. These consolidated financial statements are based on the assumption that the Company will be able to continue as a going concern and will realize its assets and discharge its liabilities in the normal course of business. Future operations, and the related recoverability of intellectual property, are dependent upon the continued successful development and sale of its software and hardware, obtaining additional financing and the establishment of profitable commercial operations.


3.   Significant accounting policies:

     (a)  Basis of presentation:

          These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. These financial statements include the accounts of Intrex Data Communications Corp. and its wholly-owned subsidiary, Firebird Data Communications Inc., a Texas corporation. All significant intercompany accounts and transactions have been eliminated.

     (b)  Research and development costs:

          Research costs are expensed as incurred. Development costs are expensed as incurred unless they meet specific criteria for deferral and amortization. The Company assesses whether it has met the relevant criteria for deferral and amortization at each reporting date. No development costs have been deferred in the current year as the criteria for deferral were not met.

     (c)  Investment tax credits:

          Investment tax credits are recognized as a reduction to the related expenditure.

     (d)  Intellectual property:

          Intellectual property acquired in 1995 is being amortized on the straight-line basis at 20% per annum.

     (e)  Capital assets:

          Capital assets are recorded at cost less investment tax credits and accumulated amortization. Amortization is provided on the straight-line basis at 20% per annum.

     (f)  Revenue recognition:

          Software and equipment revenue is recognized when product delivery has occurred and all material risks and rewards related to ownership have passed on to the purchaser. Revenue from providing operational data to customers is recognized in the month the service is provided.

     (g)  Foreign currency translation:

          The functional currency for the Company is the Canadian dollar. Monetary items denominated in foreign currency are translated into Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at exchange rates in effect when the assets were acquired or obligations occurred. Revenues and expenses are translated using average exchange rates prevailing during the year. The resulting foreign exchange gains and losses are included in income for the year.

     (h)  Share issue costs:

          The costs of issuing shares are applied to reduce the value of consideration assigned to such shares.

     (i)  Adoption of new accounting standard:

          The Company retroactively adopted CICA Handbook 1540, Cash Flow Statements, for the year ended December 31, 1999. Under Section 1540, non-cash investing and financing activities are excluded from the Statement of Cash Flows and are disclosed as supplementary information.

     (j)  Use of estimates:

          The preparation of these consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities, and the reported amounts of expenses during the year. Significant areas requiring the use of estimates are the useful life of intellectual property. Actual results could differ from estimates used in the preparation of these financial statements.

     (k)  Financial instruments:

          The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued liabilities, and lease obligation approximate fair values, due to the short term to maturity of these instruments.

     (l)  Comparative figures:

          Certain of the comparative figures have been restated to conform with the presentation adopted in the current year.

4.   Capital assets:

     -----------------------------------------------------------------------------------------------
                                                                                  1999          1998
     -----------------------------------------------------------------------------------------------
                                                             Accumulated           Net           Net
                                                     Cost   amortization    book value    book value
     -----------------------------------------------------------------------------------------------

     Communication equipment                     $264,448       $143,128    $  121,320    $   91,904
     Computer and office equipment                 54,151         40,845        13,306        14,614
     -----------------------------------------------------------------------------------------------
                                                 $318,599       $183,973    $  134,626    $  106,518
     -----------------------------------------------------------------------------------------------

5.   Intellectual property:

     -----------------------------------------------------------------------------------------------
                                                                                  1999          1998
     -----------------------------------------------------------------------------------------------

     Cost                                                                   $1,200,000    $1,200,000
     Less accumulated amortization                                            (960,000)     (720,000)
     -----------------------------------------------------------------------------------------------
                                                                            $  240,000    $  480,000
     -----------------------------------------------------------------------------------------------

     Intellectual property comprises the core development of data, communications and monitoring technologies.

6.   Lease obligations:

     At year end, the Company has lease obligations to Laidlaw CybecLeasing LLC ("Laidlaw"), a Texas limited partnership controlled by a principal of the Company. The leases expired in May, 1998.

7.   Notes payable:

     During the year, the Company entered into an agreement ("Entrenet Agreement") with Entrenet Group, LLC ("Entrenet") dated April 12, 1999, pursuant to which Entrenet is to provide certain corporate services for a total of $120,000. The Company paid $5,000 in cash upon execution of the Agreement and the remaining balance of $115,000 is payable as follows:



     Balance unsecured, bearing interest at 10% per annum, not repayable in
       whole or in part prior to maturity date of March 31, 2001                          $   60,000

     Balance unsecured, bearing interest at 10% per annum commencing April 1,
       1999, principal and accrued interest repayable upon the earlier of March
       31, 2000 or the closing of $1,000,000 in financing (note 8 (a))                        55,000
     -----------------------------------------------------------------------------------------------
                                                                                             115,000
     Less current portion                                                                     55,000
     -----------------------------------------------------------------------------------------------
                                                                                          $   60,000
     -----------------------------------------------------------------------------------------------


     Accrued interest of $8,242 is included in accounts payable and accrued liabilities at year end. The notes payable, including its accrued interest, is convertible into common shares of the Company, at the option of the Company, at a price equal to the lower of $0.50 per share or the lowest fair market value of the shares during the term of the note.

8.   Due to related parties:


-------------------------------------------------------------------------
                                                    1999        1998
-------------------------------------------------------------------------
Trevor Nelson, Officer                          $    3,000   $    3,000
David Peachey, Officer                              86,324         --
Pandel Instruments, Inc.                            87,872       68,998
Peter Lagergren, Officer                           126,289         --
Estero Capital Corp.                                  --         23,622
Vanley Agencies Ltd.                                  --         37,073
Harwood Ventures Ltd.                               57,500       57,500
-------------------------------------------------------------------------
                                                $  360,985   $  190,193
-------------------------------------------------------------------------

     (a) Pandel Instruments, Inc. is controlled by an officer and director of the Company.

     (b) Intrex Data Services, Inc. is controlled by the family of a director of the Company.

     (c) Estero Capital Corp. is controlled by a director and officer of the Company.

     (d) Harwood Ventures Ltd. is controlled by a director and officer of the Company.

The amounts owing are in connection with loans made to the Company, operational expenses paid on behalf of the Company, management services, and other corporate expenses and are unsecured, payable on demand and bear no interest.

9.   Share capital:

     (a)  Authorized:

          100,000,000 common shares without par value

          50,000,000 preferred shares with a par value of $1 and issuable in series

     (b)  Issued and unissued:

---------------------------------------------------------------------------------------------------------
                                                                                   Number
                                                                                  of shares     Amount
---------------------------------------------------------------------------------------------------------
 Issued:
      Balance at December 31, 1997                                               6,370,598   $  1,832,100
      Shares issued for cash                                                       239,896        119,948
      Shares issued on settlement of debt to related parties                        97,200         48,600
      Shares issued on conversion of warrants                                      201,750        117,238
---------------------------------------------------------------------------------------------------------
 Balance at December 31, 1998                                                    6,909,444      2,117,886

 Unissued:
      Shares subscribed for, not issued at December 31, 1998                          --           20,000
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
 Balance issued and unissued at December 31, 1998                                6,909,444      2,137,886
      Shares issued for shares subscribed in the prior year (note 8(c))             40,000           --
      Shares issued for cash                                                     1,196,000        598,000
      Shares issued on settlement of debt to a related party (note 8(d))            81,250         40,625
      Less:  share issue costs                                                        --          (83,294)
---------------------------------------------------------------------------------------------------------
 Balance issued at December 31, 1999                                             8,226,694   $  2,693,217

     (c) The Company received $20,000 in cash in 1998 for 40,000 shares which were issued in 1999.

     (d) During the year, the Company issued 81,250 shares at $0.50 per share as payment for services rendered by a related party.


10.  Related party transactions:

     During the year, a total of $293,741 (1998 - $115,833) was incurred for management fees, directors' fees and engineering fees, to three companies controlled by three senior officers and directors of the Company.


11.  Subsequent events:

     (a)  Arrangement Agreement:

          Subsequent to year end, the Company has amended an Arrangement Agreement entered into on December 6, 1999, subject to shareholder approval, with FibreChem, Inc. ("FiberChem"). Under the proposed Arrangement, one of the shareholders of the Company, owning 2,089,000 common shares of the Company, will merge with a subsidiary of FibreChem, which will acquire the shares owned in the Company through the merger. The Company will create new exchangeable Class B shares, which will be exchangeable into common shares of FibreChem. These Class B shares will have a par value of $.00001, are non-voting and are redeemable and exchangeable into 1 common share of FibreChem. FibreChem will designate a series of its authorized preferred shares as Special Shares carrying voting rights equivalent to FibreChem common shares. All outstanding common shares of the Company, except those held by FibreChem, will be exchanged into 27.801925 Class B shares and 0.27801925 FibreChem Special Shares. Pursuant to the Arrangement, Compensation Agreement has been entered into with one individual who is a director and officer of the Company entitling that individual to 9,450,000 Class B shares of the Company and 94,500 Special Shares of FibreChem for services rendered in facilitating Arrangement and certain other agreements, contingent upon the completion of such agreements.

     (b)  Bridge financing:

          On February 11, 2000, the Company entered into a financing agreement with FiberChem as part of the Arrangement Agreement whereby FiberChem will provide advances from time to time to the Company in consideration of a convertible subordinated promissory note at a rate of 9% per annum due on or before December 31, 2001. The promissory note is convertible into common shares of the Company at the option of either FiberChem or the Company in the event the Arrangement Agreement is not concluded.

          On May 19, 2000, the Company entered into a term loan facility to borrow $600,000 (US) payable on or before July 7, 2000 or under certain conditions by July 26, 2000 at a rate of 18% per annum for which the Company will pay an arrangement fee of $60,000 (US).

     (c)  Release and Settlement Agreement:

          Subsequent to year end, Entrenet, FiberChem and the Company, entered into a Release and Settlement Agreement with respect to the Entrenet Agreement (note 7). Under the Release and Settlement Agreement, the entire amount due to Entrenet will include:

     (d)  $3,557 in cash;

     (e)  3,000,000 FiberChem common shares;

     (f) a 10% subordinated convertible note of $126,500 ($115,000 principal plus accrued interest) convertible into FiberChem common shares at a conversion price of $0.185 per share; and

     (g) a four year warrant to purchase 960,000 FiberChem common shares at a price of $0.185 per share.

     The Release and Settlement Agreement will become effective only upon the completion of the proposed merger between FiberChem and the Company (note 11(a)).

     (h)  Lease commitment:

          Subsequent to year end, the Company entered into a two-year office lease agreement for its U.S. subsidiary, effective May 1, 2000. The Company is committed to annual base rental payments of $69,000 (US).

                            PANDEL INSTRUMENTS, INC.


                              FINANCIAL STATEMENTS


                           AT AND FOR THE YEARS ENDED


                           DECEMBER 31, 1999 AND 1998

INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and
Stockholder's of Pandel Instruments, Inc.

In my opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Pandel Instruments, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; my responsibility is to express an opinion on these financial statements based on my audits. I conducted my audits of these statements in accordance with generally accepted auditing standards which require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note I to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Darrel Schneider, CPA

Dallas, Texas
October 5, 2000

                            PANDEL INSTRUMENTS, INC.
                                 BALANCE SHEETS


                                                                                          DECEMBER 31,
                                                                             --------------------------------------
                                                                                  1999                   1998
                                                                             ---------------         --------------
                                     ASSETS

Current assets:
      Cash ............................................................      $         2,592          $          --
      Accounts receivable..............................................                   --                 10,177
      Due from related party...........................................               60,888                 60,888
      Inventory........................................................                   --                  5,241
                                                                             ---------------         --------------
         Total current assets..........................................               63,480                 76,306

Investments (Note C)...................................................                   --                     --
                                                                             ---------------           ------------
         Total assets..................................................               63,480                 76,306
                                                                             ===============           ============

             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
      Trade accounts payable...........................................                5,635                  3,929
      Accrued liabilities..............................................               23,000                 23,000
      Due to related parties...........................................               37,888                 37,888
                                                                             ---------------           ------------
         Total current liabilities.....................................               66,523                 64,817
Commitments and contingencies (Note E).................................                   --                     --
                                                                             ---------------           ------------
         Total liabilities.............................................               66,523                 64,817
                                                                             ---------------           ------------

Stockholder's equity:
      Common stock; no par value; 5,000,000 shares authorized;
         4,766,100 and 3,414,360 shares outstanding at
         12/31/99 and 12/31/98, respectively...........................                   --                     --
      Additional paid-in capital.......................................              526,275                526,275
      Retained deficit.................................................             (529,318)              (514,786)
                                                                             ---------------         --------------
         Total stockholder's equity....................................               (3,043)                11,489
                                                                             ---------------         --------------

         Total liabilities and stockholder's equity....................      $        63,480         $       76,306
                                                                             ===============         ==============




    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            PANDEL INSTRUMENTS, INC.
                            STATEMENTS OF OPERATIONS





                                                            Year Ended December 31,
                                                               1999           1998
                                                          ------------    ------------

Revenues ..............................................   $    147,516    $     94,770

Cost of revenues ......................................        133,315          74,225
                                                          ------------    ------------

Gross profit ..........................................         14,201          20,545
                                                          ------------    ------------

Operating expenses:

       Administrative .................................         24,931          24,618

       Travel .........................................           --            11,750

       Utilities ......................................          2,364           1,774

       Rent ...........................................          1,438           1,582
                                                          ------------    ------------

       Total operating expenses .......................         28,733          39,724
                                                          ------------    ------------

       Net income (loss) ..............................        (14,532)        (19,179)
                                                          ============    ============


      Basic earnings (loss) per common share ..........        (0.0035)        (0.0063)

      Diluted earnings (loss) per common share ........   $    (0.0035)   $    (0.0063)

      Weighted average common shares outstanding ......      4,173,557       3,059,456




    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            PANDEL INSTRUMENTS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY




                                     Common Stock                Additional                             Total
                           ---------------------------------        Paid          Accumulated       Stockholder's
                                Shares           Amount            Capital          Deficit            Equity
                           ---------------  ----------------  ---------------   ---------------  ------------------
Balance at
December 31, 1997                1,509,360               - -  $       526,275   $     (495,607)  $         30,668

Shares issued at
$0.00 per share                  1,905,000               - -              - -              - -                 - -

Net loss                               - -               - -              - -          (19,179)            (19,179)
                           ---------------  ----------------  ---------------   ---------------  ------------------

Balance at
December 31, 1998                3,414,360               - -          526,275         (514,786)             11,489
                           ===============  ================  ===============   ===============  =================

Shares issued at
$0.00 per share                  1,351,740               - -              - -              - -                 - -

Net income (loss)                      - -               - -              - -          (14,532)            (14,532)
                           ---------------  ----------------  ---------------   --------------   -----------------

Balance at
December 31, 1999                4,766,100               - -  $       526,275   $     (529,318)  $         (3,043)
                           ===============  ================  ===============   ===============  =================



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            PANDEL INSTRUMENTS, INC.
                            STATEMENTS OF CASH FLOWS



                                                                                 Years Ended December 31,
                                                                              1999                        1998
                                                                       ------------------        ------------------
Cash flows from operating activities:
      Net loss.....................................................    $          (14,532)        $         (19,179)

      Adjustments to reconcile loss to net
         cash provided by (used in) operating activities:

      Changes in current assets and liabilities:
          (Increase) decrease in accounts receivable...............                 10,177                    2,200
          (Increase) decrease in due from related parties..........                   - -                       - -
          (Increase) decrease in inventory.........................                 5,241                       - -
          Increase (decrease) in accounts payable..................                 1,706                    12,907
          Increase (decrease) in accrued liabilities...............                   - -                       - -
          Increase (decrease) in due to related parties............                   - -                       - -
                                                                       ------------------        -------------------
Net cash provided by (used in) operating activities................                 2,592                    (4,072)
                                                                       ------------------        ------------------

Cash at beginning of year..........................................                   - -                     4,072
                                                                       ------------------        ------------------

Cash at end of year................................................    $            2,592         $             - -
                                                                       ==================        ==================



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            PANDEL INSTRUMENTS, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Pandel Instruments, Inc. ("Pandel or the Company") was incorporated in the State of Texas on April 15, 1982 to develop, produce, market and license flowmeters for monitoring and evaluating engine performance. Pandel's primary customers are petroleum production and shipping companies.

     Pandel's financial statements for the years ended December 31, 1999 and 1998 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. At December 31, 1999, Pandel had an accumulated deficit of $529,318.

     Management recognizes that Pandel must generate additional revenues or reductions in operating expenses and may need additional financing to continue its operations. On December 6, 1999, Pandel was party to an agreement providing for the combination of its business with FiberChem, Inc. ("FiberChem") and Intrex Data Communications Corp., a British Columbia corporation ("Intrex") (Note H). However, no assurance can be given that the effect of this business combination or any additional financing can be obtained on terms satisfactory to the Company.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

     Cash consist of cash in Pandel's bank account.

ACCOUNTS RECEIVABLE

     Accounts receivable represents amounts due for products sold and shipped.

INVENTORY

     Inventory is stated at the lower of cost (first-in, first out) or market.

REVENUE RECOGNITION

     Pandel recognizes revenue from product sales when title passes, which is upon shipment of product to the customer. There is generally no right of return.

INCOME TAXES

     Pandel utilizes Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("Statement 109"). Under this asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

LOSS PER SHARE

     In February 1997, Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE was issued requiring companies to present on the face of the income statement, basic earnings per share (EPS) and diluted EPS, instead of the primary and fully diluted EPS that was previously required. Companies with complex capital structures are required to reconcile the numerator and denominator used in the basic EPS computation to the numerator and denominator used in the diluted EPS computation. Pandel's capital structure is comprised solely of common stock. There were no dilutive common share equivalents outstanding during each period. As such, for each of the periods presented, basic and diluted EPS calculations are based on the weighted-average number of common shares outstanding during the period.

B.   RELATED PARTY TRANSACTIONS

     Due from related party represents amounts due for services provided to a company in which Pandel has a 24.89% ownership interest.

     Due to related parties is comprised of: (a) $23,000 owed to a shareholder of Pandel for legal services provided to Pandel, and (b) $14,888 owed to the President of Pandel for reimbursement of working capital advances.

C.   INVESTMENTS

     During 1992, Pandel obtained common stock representing a 24.89% ownership interest in Intrex. For this common stock, Pandel exchanged its ownership interest in Firebird Data Communications, Inc. ("Firebird"), a Texas corporation, which was acquired by Intrex. At the exchange date, no value was ascribed by Pandel to the Intrex common stock due to the lack of a market for Intrex's common stock. Subsequent to the exchange date, the value of Pandel's investment in Intrex has not been increased, as would be required under the equity method of accounting for investments, as Intrex has not generated earnings.

D.   ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1999 and 1998 relate to past legal services rendered to Pandel.


E.   COMMITMENTS AND CONTINGENCIES

     There are no commitments and/or contingencies.

F.   CONCENTRATIONS OF MARKET AND CREDIT RISK

     Financial instruments which potentially subject Pandel to concentrations of credit risk are primarily trade accounts receivable with one customer and amounts due from a related party. Pandel does not require collateral or other security to support such amounts due. Pandel does not expect its customer or related party to fail to meet their obligations and, as such, considers the credit risk associated with these assets to be minimal. All of Pandel's revenues have been generated from a single customer.

G.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 1999 and 1998, the fair value of Pandel's cash, accounts receivable, due from related party, accounts payable, accrued expenses and due to related parties approximated their carrying value because of the short maturities of those financial instruments.

H.   SUBSEQUENT EVENTS

     On July 27, 2000, in order to acquire Pandel's 24.89% ownership interest in Intrex (Note C), Pandel Mergerco, Inc., a wholly-owned subsidiary of FiberChem, acquired 100% of the common stock of Pandel in exchange for 580,782.22 shares of FiberChem preferred stock convertible into 58,078,222 shares of FiberChem common stock. Pandel shareholders deposited 423,393.22 of these FiberChem preferred shares into escrow pursuant to the terms of the contingent consideration agreement by and between FiberChem and Intrex. Shares in escrow will be released in installments if certain milestones related to Intrex's business are met by July 27, 2002. This transaction is intended to qualify as a tax free reorganization under Section 368 of the United States Internal Revenue Code of 1986, as amended.

I.   GOING CONCERN

     Pandel has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters include: (a) Pandel has reduced fixed expenses to a bare minimum, (b) salary expense has been reduced and will only be incurred to the extent that the Company generates sales, and
(c) management intends to explore and leverage potential cross selling opportunities with FiberChem and Intrex.

     There can be no assurance that any of these strategies can be effected on satisfactory terms. Any failure with respect to the foregoing plan will more likely than not have a material adverse effect on the Company. Should management determine that the existing plan is inadequate and/or that additional working capital cannot be raised, additional steps may be required which may include the termination of operations.

                        FIBERCHEM, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           September 30, 1998 and 1999

INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS
FIBERCHEM, INC.

We have audited the accompanying consolidated balance sheets of FiberChem, Inc. and Subsidiaries as of September 30, 1999 and 1998 and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FiberChem, Inc. and Subsidiaries as of September 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 16, 1999, except for the third paragraph of Note 1 and Note 12, as to which the date is December 6, 1999

                        FIBERCHEM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                       ASSETS

                                                                               September 30,     September 30,
                                                                                   1998               1999
                                                                              --------------    --------------
Current assets:

              Cash                                                            $       91,354    $       21,760
              Accounts receivable, net of allowance for doubtful
                   accounts of $60,505 and $92,423 in 1998 and 1999,
                   respectively                                                      432,302           647,402
              Inventories (note 3)                                                 1,248,007         1,261,437
              Prepaid expenses and other                                              86,261           122,153
                                                                              --------------    --------------
                          Total current assets                                     1,857,924         2,052,752
                                                                              --------------    --------------

Equipment                                                                            706,465           704,964
Less accumulated depreciation                                                       (605,167)         (645,163)
                                                                              --------------    --------------
                          Net equipment                                              101,298            59,801
                                                                              --------------    --------------
Other assets:

              Patent costs, net of accumulated amortization of
                 $1,885,838 at September 30, 1998 and
                 $1,958,108 at September 30, 1999 (note 5)                           114,274            65,734
              Technology costs, net of accumulated amortization
                 of $417,623 at September 30, 1998                                    52,083              --
                 and $469,706 at September 30, 1999 (note 4)
              Note financing costs, net of accumulated amortization of
                 $232,775 at September 30, 1998 and
                 $264,926 at September 30, 1999 (note 6)                              32,151              --
              Note refinancing costs, net of accumulated amortization of
                 $32,920 at September 30, 1999 (note 6)                                 --             125,096
              Prepaid financing costs - Rights Offering (note 7)                     147,970              --
              Other deferred costs                                                      --              39,147
                                                                              --------------    --------------
                          Total other assets                                         346,478           229,977
                                                                              --------------    --------------
Total assets                                                                  $    2,305,700    $    2,342,530
                                                                              ==============    ==============

        The accompanying notes and independent auditor's reports should be read in conjunction with the consolidated financial statements

                        FIBERCHEM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                               September 30,     September 30,
                                                                                   1998               1999
                                                                              --------------    --------------
Current liabilities:
              Senior convertible notes payable (note 6)                       $    1,600,000              --
              Bank loan payable (note 6)                                              32,452           421,949
              Other current notes payable                                               --             250,000
              Current installments of note payable (note 6)                            7,808              --
              Accounts payable                                                       396,164           272,906
              Deferred salaries                                                      179,806            76,353
              Accrued salaries and benefits                                          157,365           199,221
              Accrued warranty                                                       113,767           146,282
              Accrued legal, accounting and consulting                               112,320            70,600
              Accrued commissions                                                     41,929            33,799
              Other accrued expenses                                                  84,872            93,856
              Customer deposits                                                         --              37,775
              Interest payable                                                        50,065            55,587
                                                                              --------------    --------------
                          Total current liabilities                                2,776,548         1,658,328

Senior convertible notes payable (note 6)                                               --           1,621,000
Notes payable to officers, directors and affiliates (note 6)                         808,000           265,000
Note payable, net of current installments (note 6)                                    60,000              --
                                                                              --------------    --------------
                          Total liabilities                                        3,644,548         3,544,328
                                                                              --------------    --------------
Stockholders' equity (deficiency) (notes 6 and 7):
              Preferred stock, $.001 par value.  Authorized
                  10,000,000 shares;  218,998 and 207,848 convertible
                  shares issued and outstanding at September 30,
                  1998 and September 30, 1999, respectively;
                  at liquidation value of $15 per share                            3,284,970         3,117,720
              Common stock,  $.0001 par value.  Authorized
                  150,000,000 shares; 26,441,407
                  and 39,831,038 shares issued and
                  outstanding at September 30, 1998, and
                  September 30, 1999, respectively                                     2,644             3,983
              Additional paid-in capital                                          27,362,272        29,979,833
              Deficit                                                            (31,988,734)      (34,210,476)
              Deferred costs                                                            --             (69,400)
              Stock subscrition receivable                                                             (23,458)
                                                                              --------------    --------------
                          Stockholders' equity (deficiency)                       (1,338,848)       (1,201,798)

Commitments and contingencies (notes 6, 7 and 8)
                                                                              --------------    --------------
Total liabilities and stockholders' equity                                    $    2,305,700    $    2,342,530
                                                                              ==============    ==============

         The accompanying notes and independent auditor's reports should be read in conjunction with the consolidated financial statements.

                        FIBERCHEM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                 Years ended September 30,
                                                               ----------------------------
                                                                   1998             1999
                                                               ------------    ------------
Revenues                                                         $1,317,600      $1,957,110
Cost of revenues                                                    617,690         985,444
                                                               ------------    ------------
                          Gross profit                              699,910         971,666
                                                               ------------    ------------
Operating expenses:

              Research, development and engineering                 752,892         546,398
              General and administrative                          1,153,299       1,347,684
              Sales and marketing                                   724,022         661,544
              Disposal of inventory                                 160,000          94,150
                                                               ------------    ------------
                          Total operating expenses                2,790,213       2,649,776
                                                               ------------    ------------
                          Loss from operations                   (2,090,303)     (1,678,110)
                                                               ------------    ------------
Other income (expense):

              Interest expense                                     (307,331)       (366,666)
              Interest income                                         3,617           2,821
              Other, net                                              1,792        (179,787)
                                                               ------------    ------------
                          Total other income (expense)             (301,922)       (543,632)
                                                               ------------    ------------
                          Net loss                              ($2,392,225)    ($2,221,742)
                                                               ============    ============

Shares of common stock used in computing
      loss per common share                                      25,925,859      34,113,758
                                                               ============    ============

                          Net loss per common share (Note 1)         ($0.09)         ($0.07)
                                                               ============    ============


        The accompanying notes and independent auditor's reports should be read in conjunction with the consolidated financial statements.

                        FIBERCHEM, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED SEPTEMBER 30, 1998 AND 1999

                                                    Preferred Stock                  Common Stock            Additional
                                             ----------------------------    ----------------------------     Paid-In
                                                 Shares         Amount          Shares          Amount        Capital
                                             ------------    ------------    ------------    ------------   ------------
Balance at  September 30, 1997                    218,998    $  3,284,970      25,515,660    $      2,552     27,192,749
   Common stock issued:
    Exercise of options                              --              --             5,000               1          1,099
    For services                                     --              --           676,500              67        121,445
    Conversion of senior
     convertible notes payable (note 6)              --              --           244,047              24         46,979
   Net loss                                               --
                                             ------------    ------------    ------------    ------------   ------------
Balance at  September 30, 1998                    218,998       3,284,970      26,441,207           2,644     27,362,272
   Common stock issued:
    For conversion of preferred stock             (11,150)       (167,250)        111,500              11        167,239
    For cash                                         --              --         5,282,709             528        827,649
    For subscription receivable                      --              --           106,625              10         23,448
    In connection with exchange of senior
     convertible notes payable and
     partial interest thereon                        --              --           647,852              65        148,941
    For payment of interest on senior
     convertible notes payable                       --              --         1,296,800             130        194,390
    For conversion of notes and interest
     payable to officers, directors and
     affiliates                                      --              --         3,071,677             307        568,360
    For conversion of other  notes payable           --              --           272,727              27         59,973
    For services                                     --              --         1,808,094             181        277,668
    For payment of deferred salaries                 --              --           763,847              77        143,264
    For exercise of options                          --              --            28,000               3          4,897
   Class E warrants issued for cash                  --              --              --              --            8,799
   Warrants issued for services                      --              --              --              --           30,000
   Deferred costs recognized                         --              --              --              --             --
   From warrant exercise price reduction             --              --              --              --           41,565
   From E warrant exchange                           --              --              --              --          121,368
   Net loss                                          --              --              --              --             --
                                             ------------    ------------    ------------    ------------   ------------
Balance at September 30, 1999                     207,848    $  3,117,720      39,831,038    $      3,983   $ 29,979,833
                                             ============    ============    ============    ============   ============


                                                                              Receivable
                                                                Deferred     for Exercise
                                                Deficit          Costs         of Rights         Total
                                             ------------    ------------    ------------    ------------
Balance at  September 30, 1997                (29,596,509)              0               0         883,762
   Common stock issued:
    Exercise of options                                                                --           1,100
    For services                                                                       --         121,512
    Conversion of senior
     convertible notes payable (note 6)                                                --          47,003
   Net loss                                    (2,392,225)                             --      (2,392,225)
                                             ------------    ------------    ------------    ------------
Balance at  September 30, 1998                (31,988,734)              0               0      (1,338,848)
   Common stock issued:
    For conversion of preferred stock                --              --              --              --
    For cash                                         --              --              --           828,177
    For subscription receivable                      --              --           (23,458)           --
    In connection with exchange of senior
     convertible notes payable and
     partial interest thereon                        --              --              --           149,006
    For payment of interest on senior
     convertible notes payable                       --              --              --           194,520
    For conversion of notes and interest
     payable to officers, directors and
     affiliates                                      --              --              --           568,667
    For conversion of other  notes payable           --              --              --            60,000
    For services                                     --          (156,152)           --           121,697
    For payment of deferred salaries                 --              --              --           143,341
    For exercise of options                          --              --              --             4,900
   Class E warrants issued for cash                  --              --              --             8,799
   Warrants issued for services                      --              --              --            30,000
   Deferred costs recognized                         --            86,752            --            86,752
   From warrant exercise price reduction             --              --              --            41,565
   From E warrant exchange                           --              --              --           121,368
   Net loss                                    (2,221,742)           --              --        (2,221,742)
                                             ------------    ------------    ------------    ------------
Balance at September 30, 1999                 (34,210,476)        (69,400)        (23,458)     (1,201,798)
                                             ============    ============    ============    ============


        The accompanying notes and independent auditor's reports should be read in conjunction with the consolidated financial statements.

                        FIBERCHEM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                       Years ended September 30,
                                                                     -----------------------------
                                                                         1998             1999
                                                                     ------------     ------------

Cash flows from operating activities:

     Net loss                                                          (2,392,225)      (2,221,742)
     Adjustments to reconcile net loss to net
         cash flows used in operating activities:

               Depreciation                                                57,659           41,497
               Amortization of patent and technology costs                238,243          124,353
               Amortization of financing costs                             84,477           65,071
               Common stock issued for services                           121,512          282,538
               Exchange of warrants and changes in exercise
                    price of warrants                                         --           162,934
               Common stock issued for interest expense                       --            21,001
               Gain on sale of fixed assets                                (1,791)            (750)
               Provision for loss on accounts receivable                   50,542           56,516
               Write down of obsolete inventory                           193,725          145,025
               Changes in current assets and liabilities:
                    Increase in accounts receivable                      (218,897)        (271,616)
                    (Increase) Decrease in inventories                    121,459         (158,455)
                    (Increase) Decrease in prepaid expenses and
                        other current assets                              (29,320)          37,053
                    Increase (decrease) in accounts payable               300,695         (123,258)
                    Increase in accrued expenses                          382,168           90,818
                    Increase in interest payable                           32,287          185,026
                                                                     ------------     ------------
               Net cash used in operating activities                   (1,059,466)      (1,563,989)
                                                                     ------------     ------------

Cash flows from investing activities:

     Sale of equipment                                                     10,125              750
     Payments for patents                                                 (33,362)         (23,730)
                                                                     ------------     ------------
               Net cash used in investing activities                      (23,237)         (22,980)
                                                                     ------------     ------------



        The accompanying notes and independent auditor's reports should be read in conjunction with the consolidated financial statements. (continued)

                        FIBERCHEM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


Cash flows from financing activities:

     Net proceeds from bank loan                                           $        32,452    $       389,497
     Proceeds from notes payable, officers, directors and affiliates               808,000            215,000
     Proceeds from other notes payable                                              60,000                 --
     Proceeds from issuance of common stock and warrants                                --          1,074,649
     Payment of financing costs                                                   (147,970)          (119,716)
     Payments on note payable to bank and others                                    (7,013)            (7,808)
     Payments of merger costs                                                           --            (39,147)
     Proceeds from the exercise of  options                                          1,100              4,900
                                                                           ---------------    ---------------
               Net cash provided by financing activities                           746,569          1,517,375
                                                                           ---------------    ---------------
Net decrease in cash                                                              (336,134)           (69,594)
Cash at beginning of period                                                        427,488             91,354
                                                                           ---------------    ---------------
Cash at end of period                                                      $        91,354    $        21,760
                                                                           ===============    ===============


                                   Supplemental Cash Flow Information

Noncash investing and financing activities:

     Senior convertible notes payable converted to common stock            $        50,000    $            --
     Exchange of senior convertible notes payable due
               February 15, 1999 for notes due February 15, 2002                        --          1,600,000
     Senior convertible note interest paid with common stock                            --            194,520
     Notes and interest payable to officers, directors and
              affiliates converted to common stock and warrants                         --            568,667
     Notes payable to others converted to common stock
               and warrants                                                             --             60,000
     Payment of financing costs with common stock and warrants                          --            178,005
     Payment of other liabilities with common stock and warrants                        --             99,253
     Issuance of senior convertible notes in payment of accrued interest                --             21,000
     Unamortized deferred financing costs associated with senior
               convertible notes payable converted to common stock         $         2,997    $            --
                                                                           ===============    ===============
Interest paid                                                              $       158,085    $        75,596
                                                                           ===============    ===============


     The accompanying notes and independent auditor's reports should be read in conjunction with the consolidated financial statements.

                        FIBERCHEM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1998 and 1999
================================================================================

(1)  NATURE OF BUSINESS AND LIQUIDITY

     FiberChem, Inc. and its subsidiaries (collectively the "Company" or "FCI") develops, produces, markets and licenses fiber optic chemical sensors (FOCS) for environmental monitoring in the air, water and soil. The Company's primary markets and potential customers are the petroleum production, refinery and distribution chains. Other important markets and customers include remediation companies, environmental consultants, shipping ports, airports and military bases. The Company markets its products world-wide using strategic alliances, distribution agreements and direct sales activities.

     The Company's consolidated financial statements for the years ended September 30, 1998 and 1999 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred net losses of $2,392,225 and $2,221,742 for the years ended September 30, 1998 and 1999, respectively, and as of September 30, 1999 had an accumulated deficit of $34,210,476 and a stockholders' deficiency of $1,201,798.

     Management recognizes that the Company must generate additional revenues or reductions in operating costs and may need additional financing to enable it to continue its operations. On December 6, 1999, the Company entered into an agreement providing for the combination of its business with that of Intrex Data Communications Corp. (See Note 12.) The Company is pursuing several potential sources for $5,000,000 in new financing associated with the business combination. However, no assurance can be given that this or any additional financing can be obtained on terms satisfactory to the Company, nor that forecasted sales will be realized to achieve profitable operations.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     (a)  PRINCIPLES OF CONSOLIDATION

          The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated.

     (b)  INVENTORIES

          Inventories are stated at the lower of cost (first-in, first-out) or market.

     (c)  EQUIPMENT

          Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally five years.

     (d)  TECHNOLOGY COSTS

          Technology costs represent values assigned to proven technologies acquired for cash and in exchange for issuance of common stock (Note
          4). Patents on certain technologies are pending. Proven technologies are amortized using the straight-line method over an eight year period.

     (e)  PATENT COSTS

          Costs incurred in acquiring and filing patents are capitalized and amortized using the straight-line method over the shorter of economic or legal life. All existing patents are being amortized over four years. In 1998 the Company reassessed the expected economic life of new patents and changed the period of amortization from 8 years to 4 years due to the shorter expected economic life of such patents in the current technological environment. The Company incurred approximately

          $88,000 of additional amortization expense for the year ended September 30, 1998 for this change in estimate.

     (f)  REVENUE RECOGNITION

          The Company recognizes revenue from product sales when title passes, which is upon shipment of product to the customer. There is generally no right of return except for normal warranties. Additionally, the Company performs research and testing services for others under short-term contracts. Revenue on these contracts is recorded when services are performed.

     (g)  WARRANTY

          The Company warrants its products for a period of one year from the date of delivery, provided the products are used under normal operating conditions. The Company accrues a reserve based on estimated future costs for product warranty, which is charged to cost of sales at the time of sale.

     (h)  RESEARCH AND DEVELOPMENT

          Research and development costs are expensed as incurred.

     (i)  PER SHARE DATA

          In 1998 the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share. Shares issuable on the exercise of stock options and warrants have been excluded because of their anti-dilutive effect on loss per share. Net loss per common share is computed using the weighted-average number of shares outstanding.

     (j)  INCOME TAXES

          The Company utilizes Statement of Financial Standards No. 109, ACCOUNTING FOR INCOME TAXES ("Statement 109"). Under this asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (k)  STOCK-BASED EMPLOYEE COMPENSATION AWARDS

          In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Company has elected to apply APB Opinion 25 and related interpretations in accounting for its stock options issued to employees and, accordingly, does not recognize additional compensation cost as required by SFAS No. 123. The Company has, however, provided the pro forma disclosures as if the Company had adopted the cost recognition requirements (see Note 7).

     (l)  ESTIMATES

          Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Examples include provision for bad debts; inventory obsolescence; and the useful lives of patents, technologies and equipment. Actual results may differ from these estimates.

     (m) Certain reclassifications have been made in the 1998 presentation to conform to the 1999 presentation.

     (n)  Recent accounting pronouncements.

          During Fiscal 1999 the Company adopted Statement of Financial Standards No. 130, Reporting Comprehensive Income ("SFAS 130"), which establishes new standards for reporting and displaying comprehensive income and its components. The adoption of SFAS 130 had no impact on the Company's consolidated financial position, results of operations or cash flows.

          Also during Fiscal 1999, the Company adopted Statement of Financial Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"), which requires disclosure of certain information regarding operating segments, products and services, geographic areas of operation and major customers. The adoption of SFAS 131 had no impact on the Company's consolidated financial position, results of operations or cash flows.

          In March 1998 the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides guidance on the accounting for costs of computer software used internally, including identifying the characteristics of internal-use software and providing examples to assist in determining when computer software is for internal use. The Company is required to adopt this Statement in Fiscal 2000. The adoption of SOP 98-1 is expected to have no impact on the Company's consolidated financial position, results of operations or cash flows.

          In April 1998, the AICPA issued SOP 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 requires that all start-up costs related to new operations must be expensed as incurred and that all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company is required to implement SOP 98- 5 in Fiscal 2000. The Company expects that the adoption of SOP 98-5 will not have a material impact on its financial position, results of operations or cash flows.

          In June 1998 the Financial Accounting Standards Board issued Statement of Financial Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Company is required to implement SFAS 133 in Fiscal 2001. Adoption of SFAS 133 is expected to have no impact on the Company's consolidated financial position, results of operations or cash flows.

                        FIBERCHEM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1998 and 1999
================================================================================

(3)  INVENTORIES

     Inventories consist of:

                                                           SEPTEMBER 30,
                                                   --------------------------
                                                      1998             1999
                                                   -----------    -----------
  Raw materials                                    $   446,284    $   362,536
  Work in process                                        8,271          4,869
  Finished goods                                       978,928      1,201,035
                                                   -----------    -----------

            Subtotal                                 1,433,483      1,568,440
  Valuation and obsolescence reserves, primarily
            against finished goods                    (185,476)      (307,003)
                                                   -----------    -----------
  Net inventories                                  $ 1,248,007    $ 1,261,437
                                                   ===========    ===========

(4)  TECHNOLOGY COSTS

     Technology costs include proven technologies acquired by the Company to be utilized for various environmental and medical purposes. These technologies include FOCS-Registered Trademark- which are capable of detecting and monitoring various chemical conditions to be used in environmental, medical and process control applications.

(5)  PATENT COSTS

     Patent costs include costs incurred in acquiring, filing and prosecuting patents and patent applications. The Company's policy in general is to apply for patents in major European and Asian countries as well as in the United States.

(6)  NOTES PAYABLE

     On February 15, 1996, the Company completed an offering under Regulation S, promulgated under the Securities Act of 1933, as amended (the "Offering"), of 8% Senior Convertible Notes due February 15, 1999 (the "Notes"), for $2,825,000. Interest on the Notes is to be paid semi-annually, commencing August 15, 1996, at a rate of 8% per annum. The Notes are convertible into shares of Common Stock of the Company at a conversion price (the "Conversion Price") of, initially, $0.80 per share at any time after March 26, 1996 and before the close of business on February 14, 1999. The Conversion Price was adjusted, in accordance with the original note agreement, to $0.4078, a price representing a 10% discount from the average closing bid price of the Common Stock for the 30 business days prior to February 15, 1997. During Fiscal 1998, the Company received an unsolicited offer to convert $25,000 of the Notes at a conversion price of $0.21 per share, and another offer to convert $25,000 of the Notes at a conversion price of $0.20 per share, which were approximately the then current market values of the Common Stock. Accordingly, the Company issued 244,047 shares for the conversions. All other Note holders were offered the same temporary conversion price. As of February 15, 1999, an aggregate face amount of $1,225,000 of the Notes had been converted to Common Stock resulting in the issuance of 1,742,851 shares of Common Stock.

     On February 2, 1999, the Company offered to exchange the Notes at their maturity on February 15, 1999 for new Notes (the "New Notes") with a conversion price of $0.23, which was established by using the ten-day average closing price of the Common Stock prior to February 15, 1999. The New Notes provide for semi-annual interest payments at 8% per annum in cash or at 12% per annum in stock (at the Company's option) and are due February 15, 2002. The Company may require conversion if the closing bid price of the Common Stock exceeds 200% of the conversion price for 20 consecutive trading days. In all other material respects, the New Notes have terms similar to those of the old Notes. In order to encourage exchange of the Notes for New Notes, the Company offered a bonus, payable in

Common Stock valued at approximately current market, of 8% of the face amount of Notes exchanged for New Notes. The Company offered an additional Common Stock bonus equal to 4% of the face amount of notes exchanged if the holder agreed to accept additional New Notes in payment of the semi-annual interest payment due February 15, 1999. All of the $1,600,000 principal amount of old Notes were exchanged for New Notes, and an additional $21,000 of New Notes were issued as payment of interest due on $525,000 of old Notes. An aggregate of 556,544 shares of Common Stock (valued at $0.23 per share, or a total of $128,005) were issued as the exchange bonus. The exchange bonus of $128,005 and legal and other associated costs of $30,011 are being amortized to interest expense over the three-year term of the New Notes. An aggregate of 91,308 shares of Common Stock (valued at $0.23 per share, or a total of $21,001) was issued as the interest bonus, and charged to interest expense during Fiscal 1999.

     During August 1999, the Company exercised its option to pay interest on the New Notes in shares of Common Stock. In accordance with the provisions of the New Notes, 1,296,800 shares of Common Stock were issued, valued at $194,520 ($0.15 per share), representing interest at 12% per annum for the period February 16, 1999 through February 15, 2000.

     The Company paid fees and expenses associated with the offering amounting to $428,204, which has been amortized as interest expense over the three-year term of the Notes or until conversion, if earlier, when the proportionate unamortized amount is charged to additional paid in capital. As of February 15, 1999 approximately $163,278 of unamortized deferred financing cost had been recorded as a reduction in additional paid-in capital associated with the $1,225,000 of the Notes converted to Common Stock. Also in connection with the Offering, the Company issued to the Placement Agent for the Offering, for nominal consideration, warrants to purchase up to 353,125 shares of Common Stock, at an exercise price of $0.80 per share (the "Exercise Price"), which had been adjusted to $0.4078 per share in accordance with the original Placement Agent Agreement and has been further adjusted to $0.23 per share (See Note 7). Also in accordance with the terms of the warrants, the number of shares exercisable has been adjusted, based on the adjusted Exercise Price, to 692,742 shares of Common Stock. These warrants are exercisable at any time on or after August 15, 1996 through February 14, 2001 and contain certain piggyback registration rights.

     On July 7, 1998, the Company arranged a line of credit with Silicon Valley Bank. The agreement provides for maximum loans of $1 million, and is secured by accounts receivable, inventories, equipment and intellectual property. The agreement provides for advances against specific sales invoices at an annualized interest rate of approximately 19.75%. During Fiscal 1998, the Company borrowed approximately $413,000 against the line of credit and repaid approximately $381,000. During Fiscal 1999, the Company borrowed approximately $912,000 against the line of credit and repaid approximately $522,000. As of September 30, 1999, the Company owed $421,949 against the line of credit.

     On October 2, 1997, the Company entered into an agreement with Entrenet Group, LLC ("Entrenet") for advice and assistance in developing and executing business plans, financing strategies and business partnerships, acquisitions and mergers. As amended in July, 1998, the agreement provides that for its services, Entrenet will receive a cash fee of $40,000 in eight installments of $5,000 each (as defined in the agreement); $60,000 in the form of a 10% convertible note, payable on the earlier of (a) a financial transaction (as defined in the agreement) or (b) two years; 5% of the value of any financial transaction (as defined in the agreement); and 5% of any financing provided by or introduced directly by Entrenet. In conjunction with the Rights Offering (See Note 7) concluded on December 22, 1998, the principal, accrued interest and unpaid fees were converted to 400,000 shares of Common Stock and 400,000 Class E Common Stock Purchase Warrants.

     In March and August 1998, the Company obtained loans aggregating $433,000 from Privatbank Vermag AG, a private investment bank with which a director of the Company is associated. These loans (the "Bridge Loans") were provided as interim financing until the Company completed its Rights Offering (See Capital Stock below). The Bridge Loans bear interest at approximately 8.5% per annum. In addition, the Company agreed to issue to Privatbank, as additional consideration, 130,000 Units (consisting of 130,000 shares of Common Stock and Class E Warrants to purchase 130,000 shares of Common Stock). The Units were issued in October 1998 as part of the Rights Offering.

Also, $50,000 of the Bridge Loans and $1,920 in accrued interest were converted to Common Stock and Warrants as part of the Rights Offering. The remaining $383,000 of Bridge Loans were due on July 15, 1999, when principal of $133,000 and accrued interest of $14,680 were converted to 1,136,000 shares of Common Stock. The due date of the remaining $250,000 principal amount was extended to October 15, 1999 and subsequently to January 15, 2000.

     During Fiscal 1998, directors and officers of the Company advanced an aggregate of $375,000 to the Company. These advances bear interest at the rate of 8% per annum and are due at various dates between December 14, 2002 and February 4, 2003 unless converted into Common Stock prior to maturity. An aggregate of $325,000 of these advances and $20,329 in accrued interest was converted to Common Stock and Warrants in conjunction with the Rights Offering. During June 1999, an officer advanced an additional $50,000 due in June 2002 with interest of 9% per annum. During July and August 1999 officers and directors advanced an additional $125,000 in exchange for three year 9% notes convertible into common stock at $0.13 per share, the then market value of the Common Stock. During September 1999, an officer advanced an additional $40,000 in exchange for a three year 9% note convertible into Common Stock at $0.11 per share, the then market value of the Common Stock.

     The maturities of the notes and bank loans payable are as follows:

                       Fiscal 2000            $  671,949
                       Fiscal 2001                  --
                       Fiscal 2002             1,836,000
                       Fiscal 2003                50,000
                                              ----------
                                              $2,557,949
                                              ==========

     Related party interest expense incurred during the years ended September 30, 1998 and 1999 amounted to $39,235 and $56,111, respectively.


(7)  STOCKHOLDERS' EQUITY

     On October 23, 1998, the Company granted, for no consideration to holders of its Common Stock, Preferred Stock and warrants, transferable rights (the "Rights") to subscribe for units (the "Units") at a subscription price of $0.22 per Unit. Each Unit consists of one share of Common Stock and one redeemable Class E Warrant exercisable for one share of Common Stock at an exercise price for one year (through October 23, 1999) of $0.25 per share; then through October 23, 2000 at $0.35; then through October 23, 2001 at $0.50 per share; then through October 23, 2002 at $0.70 per share; then through October 23, 2003 (at which time the Class E Warrants expire) at $0.90 per share. Each holder of record as of October 16, 1998, of Common Stock and Warrants received one Right for every four shares of Common Stock or Warrants held, and each holder of Preferred Stock received 2.5 Rights for each share of Preferred Stock held. An aggregate of 8,976,962 Rights were issued. An aggregate of 7,678,679 Rights were exercised as of the close of the offering on December 22, 1998, resulting in gross proceeds to the Company of $1,689,309 and the issuance of 7,678,679 shares of Common Stock and a like number of Class E Warrants.

     Of the total 7,678,679 Rights exercised, 4,195,209 were exercised for cash of $922,946; 1,805,677 were exercised in exchange for the payment of advances (and accrued interest thereon) from officers, directors and affiliates aggregating $397,249; 272,727 were exercised in payment of a $60,000 note payable to others; 489,347 were exercised in payment of $107,656 of deferred salaries due to members of management of the Company; and 915,719 were exercised in payment for legal, consulting and other services totaling $201,458.

     The Company incurred $286,474 in legal, accounting, distribution and other costs associated with the Rights Offering, resulting in net proceeds of $1,402,835.

     During Fiscal 1999, directors and officers of the Company purchased an aggregate of 1,087,500 restricted shares of Common Stock for $141,703 in cash. The Company also issued 274,500 restricted shares of Common Stock to members of management of the Company in return for the cancellation of deferred salaries aggregating $35,685, net of taxes of $23,065.

     During Fiscal 1993 and Fiscal 1994, the Company conducted a private placement of convertible preferred stock ("Convertible Preferred Stock"). Each share of the Convertible Preferred Stock is convertible into ten shares of FCI Common Stock, initially at $1.50 per share. The conversion ratio is subject to customary anti-dilution provisions. Dividends are cumulative and are payable annually, at the sole discretion of the holders, in cash (11%) or additional shares of Convertible Preferred Stock (8% of the number of shares owned at date of declaration). The Convertible Preferred Stock entitles the holder to a liquidation preference of $15 per share upon liquidation, dissolution or winding up of the Company. The Convertible Preferred Stock is redeemable by the Company when and if the closing bid price of FCI's Common Stock is at least 200% of the conversion price for twenty consecutive trading days. Upon redemption, the Company would issue ten shares of its Common Stock for each share of Convertible Preferred Stock. During Fiscal 1999, 11,150 shares of Convertible Preferred Stock were converted to 111,500 shares of Common Stock. As of September 30, 1999, the Company had 207,848 shares of Convertible Preferred Stock outstanding. On September 12, 1997, the Board of Directors determined that, in view of the recent trading price of the Company's Common Stock and in view of the Company's current cash position, it would not be appropriate to declare the annual dividend payable on the Convertible Preferred Stock on November 1, 1997. Likewise, in September 1998 and September 1999, the Board of Directors determined not to declare the annual dividend payable on November 1, 1998 and 1999, respectively. As a result, the undeclared dividends, aggregating $1,028,848 (if elected entirely in cash, or 53,981 additional shares of Convertible Preferred Stock if elected wholly in additional shares), will accumulate in accordance with the terms of the Convertible Preferred Stock. Had the Company declared a preferred stock dividend, net loss per common share in Fiscal 1999 would be as follows:

                             NET LOSS                    $ (2,221,742)
         Preferred stock dividend                          (1,028,848)
                                                         ------------
         Net loss available to common stockholders       $ (3,250,590)
                                                         ============
         Shares of common stock used in computing loss
         per common share                                  34,113,758
                                                         ============
         Net loss per common share                             ($0.10)
                                                         ============


     On May 31, 1996 the Company completed an offering under Regulation S, of 3,333,333 Units, at a price of $0.90 per Unit for total gross proceeds of $3,000,000 before costs and expenses of the offering. The Company paid fees and expenses associated with the Unit offering amounting to $345,683. Each Unit consisted of one share of Common Stock and one warrant to purchase one share of Common Stock (the "Unit Warrants") the shares and warrants being immediately separable. The Unit Warrants are each exercisable at $1.00 at any time from May 31, 1996 through May 30, 2001. On April 23, 1999, as an inducement to encourage exercise of warrants, the Company offered to exchange Unit Warrants for Class E Warrants on a one-for-one basis. As of September 30, 1999, 1,696,333 Unit Warrants had been exchanged for E Warrants, resulting in a charge to income of $118,743, reflecting the higher valuation of the E Warrants over the Unit Warrants of $0.07 per warrant. The respective values of Unit Warrants and E Warrants were determined using Black-Scholes estimates of market values. In connection with the 1996 Unit offering, the Company issued to the Placement Agent for the offering, for nominal consideration, warrants to purchase up to 333,333 shares of Common Stock ("the Placement Agent Warrants"), at an exercise price of $0.90 per share which has been adjusted to $0.2343 per share in accordance with the Placement Agent Agreement, and the number of shares issuable upon exercise has been adjusted to 1,280,411. These Placement Agent Warrants are exercisable at any time from November 30, 1996 through May 30, 2001.

     In May 1999 the Company issued 300,000 Class E Warrants for cash of $10,000 and issued 999,000 shares of Common Stock, valued at $0.15 per share, and warrants to purchase 600,000 shares of Common Stock in exchange for investor relations and other services through January 2000. These warrants are exercisable for 3 years at exercise prices of $0.18 per share for 200,000 shares, $0.50 for 200,000 shares and $1.00 for 200,000 shares. The Common Stock and warrants were valued at a total of $203,850, which is being amortized to expense monthly over the nine months of the agreement for services.

     In March 1994, the Company's Board of Directors adopted a 1994 Employee Stock Option Plan ("1994 Plan"), approved by stockholders at the May 23, 1994 Annual Stockholders Meeting, covering an aggregate of 1,000,000 shares of FCI Common Stock. As of September 30, 1999, the Company has issued 984,885 stock options, net of forfeitures and regrants, (with initial exercise prices ranging from $1.00 per share to $2.125 per share and current exercise prices of $1.00 per share) under the 1994 Plan to employees of the Company's wholly-owned subsidiary, FCI Environmental, Inc. ("Environmental"). During Fiscal 1998 and Fiscal 1999, 934,385 options expired unexercised and at September 30, 1999 an aggregate of 50,500 options remain exercisable under the 1994 Plan.

     In April 1995, the Company's Board of Directors adopted a 1995 Employee Stock Option Plan ("1995 Plan"), approved by the stockholders at the May 8, 1995 Annual Stockholders Meeting, covering an aggregate of 1,000,000 shares of FCI Common Stock. As of September 30, 1999, the Company has issued 948,047 stock options, net of forfeitures, (with initial and current exercise prices ranging from $0.93 per share to $1.38 per share) under the 1995 Plan to employees of Environmental and Directors of the Company. During the year ended September 30, 1999, 100,000 options expired unexercised. An aggregate of 660,442 options remain exercisable under the 1995 Plan.

     In January 1997 the Company's Board of Directors adopted a 1997 Employee Stock Option Plan ("1997 Plan"), approved by the stockholders at the June 23, 1997 Annual Stockholders Meeting, covering an aggregate of 1,500,000 shares of Common Stock and restricting the granting of options to purchase approximately 675,000 shares of Common Stock authorized under previous stock option plans. As of September 30, 1999 the Company has issued options to purchase 1,441,000 shares of Common Stock at prices ranging from $0.15 to $0.25 under the 1997 Plan to employees and consultants of Environmental and Directors of the Company. An aggregate of 1,403,000 options remain exercisable under the 1997 Plan.

     In May 1999, the Company's Board of Directors adopted a 1999 Employee Stock Option Plan ("1999 Plan"), which is to be submitted for approval by the stockholders at the next Annual Stockholders Meeting, covering an aggregate of 5,000,000 shares of Common Stock. As of September 30, 1999, the Company has issued restricted options to purchase 1,610,000 shares of Common Stock at an exercise price of $0.125 under the 1999 Plan to employees of Environmental and Directors of the Company. An aggregate of 1,610,000 options remain exercisable under the 1999 Plan.

     Effective October 1, 1996, cash compensation to directors was eliminated and replaced by the granting of stock options for service as a director and for service on standing committees. During Fiscal 1998, the Company granted to its four non-management directors options to purchase an aggregate of 150,000 shares of Common Stock at $0.15 per share, which was the fair market value of the Common Stock as of the date of the grants. During Fiscal 1999, the Company granted to its four non-management directors options to purchase an aggregate of 250,000 shares of Common Stock at $0.125 per share, which was the fair market value of the Common Stock on the date of the grants.

     The Company has granted options under qualified stock option plans as well as other option plans to employees, directors, officers, consultants and other persons associated with the Company who are not employees of, but are involved in the continuing development of the Company. A summary of the status of the Company's stock option plans as of September 30, 1998 and 1999 and changes during those years are as follows:

                                                 1998                             1999
                                      ----------------------------   ----------------------------
                                                       Weighted                        Weighted
                                                        Average                         Average
                                                       Exercise                        Exercise
Fixed Options                           Options          Price          Options          Price
------------------------------        ------------    ------------   ------------    ------------
Outstanding  at  beginning of
year                                     2,096,556    $       0.76      2,443,649    $      0.470
Granted during year                        991,000             .15      1,610,000           0.125
Exercised                                   (5,000)            .22        (28,000)          0.175
Forfeited                                 (638,907)           1.01       (301,707)          1.120
                                      ------------    ------------   ------------    ------------
Outstanding at end of year               2,443,649    $       0.47      3,723,942    $       0.27
                                      ============                   ============


     The following table summarizes information about stock options outstanding and exercisable at September 30, 1998 and 1999.

                                                                          Weighted Average
                    Range of Exercise       Number Outstanding and           Remaining            Weighted Average
  September 30           Prices                  Exercisable              Contractual Life         Exercise Price
------------------ --------------------    -------------------------    ---------------------     -----------------
      1998             $0.15-1.25                 2,443,649                  7.15 years                $0.47
      1999             $0.125-1.00                3,723,942                  8.22 years                $0.27

     If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No.123, net loss and loss per share would have been adjusted to the pro forma amounts indicated in the table below:

                                           As Reported                              Pro Forma
                               ------------------------------------     ----------------------------------
                                     1998                1999                1998               1999
                               -----------------    ---------------     ---------------    ---------------
       Net Loss                  $(2,392,225)        $(2,221,742)        $(2,530,965)       $(2,427,706)

       Loss per share              $(0.09)             $(0.07)             $(0.10)            $(0.07)

     No tax effect was applied in computing loss per share under SFAS No. 123. The Company's assumptions used to calculate the fair values of options issued were (i) risk-free interest rate of 6.0%, (ii) expected life of five years,
(iii) expected volatility of 172%, and (iv) expected dividends of zero.

(8)  COMMITMENTS AND CONTINGENCIES

     The Company entered into an agreement to lease office space for a five-year period beginning in January 1990, which expired in January 1995. The Company and the lessor have agreed to a month-to-month lease which is terminable by either party upon 30 days notice. Monthly payments under the lease were originally $8,807 and escalated approximately $1,300 every twelve months. Current base monthly payments under the month-to-month lease are $12,786. Rent expense during Fiscal 1998 and 1999 was $170,869 and $172,015, respectively. The Company is pursuing alternatives, including a renewal of the month-to-month lease at approximately the current base monthly rental charge.

     The Company has implemented an Internal Revenue Code Section 401(k) Profit Sharing Plan (the "Plan"). The Plan provides for voluntary contributions by employees into the Plan subject to the limitations imposed by Internal Revenue Code Section 401(k). The Company will match employee contributions at a rate of 50% of the employee's contribution up to a maximum of 2% of the employee's compensation. The Company matching funds are determined at the discretion of management and are subject to a five-year vesting schedule from the date of original employment. The Company's 401(k) matching expense for the years ended September 30, 1998 and 1999 totaled $15,888 and $15,325, respectively.

     The Company is involved in litigation incidental to its business. In the opinion of the Company's management, the expected outcome of such litigation will not have a material effect on the financial position of the Company.

(9)  INCOME TAXES

     Income tax benefit attributable to losses from continuing operations for the year ended September 30, 1998 and 1999 differed from the amount computed by applying the federal income tax rate of 34% to pretax loss from operations as a result of the following:

                                                        1998         1999
                                                     ---------    ---------
   Computed "expected" tax benefit                   $(813,000)   $(755,000)
   Reduction in income tax benefit resulting from:
        Non-deductible expenses                         66,000      147,000
        Increase in valuation allowance                747,000      608,000
                                                     ---------    ---------
   Net tax benefit                                   $      --    $      --
                                                     =========    =========

     Components of the net deferred tax asset as of September 30, 1998 and 1999 are as follows:

                                     1998            CHANGE           1999
                                 ------------    ------------    ------------
  Deferred tax asset                9,667,000         608,000      10,275,000
  Less valuation allowance         (9,689,000)       (608,000)    (10,297,000)
                                 ------------    ------------    ------------

  Total net deferred tax asset        (22,000)                        (22,000)
  Deferred tax liability               22,000                          22,000
                                 ------------                    ------------

  Net deferred tax asset         $         --    $         --    $         --
                                 ============    ============    ============

     The deferred tax asset is comprised primarily of the tax effects of the net operating loss carryforwards, reserve for inventory obsolescence and allowance for doubtful accounts recorded for financial reporting purposes. The deferred tax liability primarily represents the tax effect of the difference between depreciation recorded for financial statement and income tax reporting purposes.

     The Company has recorded a valuation allowance in accordance with the provisions of Statement 109 to reflect the estimated amount of deferred tax assets which may not be realized. In assessing the realizability of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

     At September 30, 1999, the Company has net operating loss carryforwards for federal income tax purposes of approximately $29,821,000 which are available to offset future taxable income, if any, through 2019. The following table summarizes the dates of generation and expiration of the Company's federal net operating loss carryforward:

------------------------------------------------------------------------
Year Ended           NOL            NOL                    Expiration
September 30,  Generated       Utilized      Carryover     September 30,
------------------------------------------------------------------------
1987             128,307       (128,307)             0
1988             445,230       (180,406)       264,824             2003
1989            (308,713)       308,713              0
1990           1,769,184                     1,769,184             2005
1991           2,678,702                     2,678,702             2006
1992           2,396,528                     2,396,528             2007
1993           4,140,886                     4,140,886             2008
1994           5,784,715                     5,784,715             2009
1995           2,368,650                     2,368,650             2010
1996           2,559,055                     2,559,055             2011
1997           3,253,739                     3,253,739             2012
1998           2,484,229                     2,484,229             2013
1999           2,120,000                     2,120,000             2019
             -----------                   -----------

Total         29,820,512              0     29,820,512
------------------------------------------------------------------------


     However, the use of carryforwards to offset future taxable income is dependent upon having taxable income in the legal entity originally incurring the loss and will be further limited in each year to an amount equal to the Federal long-term tax exempt interest rate times the entity's market value at the time a significant change in ownership occurred. The Company cannot determine the effect of these limitations.

(10) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. Accordingly, the aggregate fair value amounts presented are not intended to represent the underlying value of the net assets of the Company.

     The carrying amounts at September 30, 1999 for cash, receivables, accounts payable and accrued liabilities approximate their fair values due to the short maturity of these instruments. In addition the estimated fair value of notes payable approximates the related carrying value at September 30, 1999.

(11) MAJOR CUSTOMERS

     During Fiscal 1998, the Company had sales to one customer of approximately $387,000 (29% of revenues) and a second customer of approximately $147,000 (11% of revenues). During Fiscal 1999, the Company had sales to the same second customer of approximately $782,000 (40% of revenues) and to a third customer of approximately $218,000. During Fiscal 1998 and Fiscal 1999, approximately 80% of revenues were from customers in the United States. Revenues from the Company's distributor in the Republic of China (Taiwan) were approximately 7% and 5% of total revenues in Fiscal 1998 and Fiscal 1999, respectively. Other sources of revenue during Fiscal 1998 included customers and distributors in the Netherlands (4%), the United Kingdom (3%), Canada, Mexico, Japan and others. During Fiscal 1999 other sources of revenues included customers and distributors in Germany (5%), Canada (3%), the United Kingdom (2%), Mexico, Japan, the Netherlands and others.

(12) SUBSEQUENT EVENTS

     On December 6, 1999 the Company and Intrex Data Communications Corp., a British Columbia company ("Intrex") entered into an Arrangement Agreement providing for a business combination of FiberChem and Intrex. The agreement provides that all of Intrex's outstanding common shares will be exchanged for 62,904,152 FiberChem common shares, representing the number of FiberChem common shares and certain equivalents outstanding on November 9, 1999. Accordingly, the shareholders of each company will have an approximately equal interest in the combined enterprise. Upon completion of the transaction, FiberChem is to be renamed DecisionLink, Incorporated and will continue to be traded on the electronic over-the-counter bulletin board.

     The completion of the transaction is subject to the satisfaction or waiver of certain conditions, including, among others: (i) the approval of the arrangement by Intrex common shareholders and the Supreme Court of British Columbia, (ii) the accuracy of representations and warranties and other usual closing conditions and (iii) $5,000,000 in new financing proceeds being available to FiberChem immediately following the combination on terms and conditions satisfactory to FiberChem and Intrex.

     The Arrangement Agreement also provides that certain outstanding Intrex warrants and convertible securities will be exchanged for similar FiberChem securities on the basis of the common share exchange ratio for the transaction. Under the agreement, Intrex shareholders will have the option initially to exchange their Intrex voting common shares for a combination of non-voting Intrex shares and special non-participating voting FiberChem shares (the "deferral shares"). Shareholders who elect to receive deferral shares can at any time elect to exchange them for the number of FiberChem common shares the holder was initially entitled to receive. On or after December 6, 2009, holders of deferral shares can be required to make the exchange.

     Intrex is a private company which provides proprietary Internet and communications technology for communicating data to or from remote or mobile assets on a real-time basis using wireless, satellite and cellular data systems. Data is routed through Intrex's global network which acts as a data gateway and applications service provider allowing customers to monitor and control remote or mobile assets such as gas wells, pipelines, compressors, storage tanks, offshore platforms, or service vehicles directly from a desktop PC.

     Intrex is a licensed reseller of the Orbcomm Global LP low earth orbit or LEO satellite data and messaging communications services. Orbcomm is a partnership owned by Orbital Sciences Corporation and Teleglobe, Inc. of Canada. Intrex also has communications agreements that provide satellite services through Norcom, Inc. as well as digital cellular services.

     FiberChem will continue to pursue its existing aboveground storage tank, offshore and sensor markets and intends, upon completion of the transaction, to incorporate Intrex's technology where appropriate. FiberChem also intends to pursue new business in Intrex markets that can incorporate FiberChem technology.

                                 FIBERCHEM, INC.

                     PRO FORMA CONDENSED COMBINED UNAUDITED:

                         BALANCE SHEET AT JUNE 30, 2000,

  STATEMENTS OF OPERATIONS FOR THE SIX AND NINE MONTHS ENDED JUNE 30, 2000, AND

         STATEMENTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30 1999
                             AND DECEMBER 31, 1999

                                 FIBERCHEM, INC.
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2000



                                                                    Historical (1)                                  Pro Forma
                                                      ------------------------------------------     Pro Forma       Financial
                                                         FiberChem        Intrex         Pandel    Adjustments      Statements
                                                      ------------      ---------     ----------   -----------      -----------
Current Assets:
   Cash and cash equivalents ......................      1,206,662         95,723          1,322                     1,303,707
   Cash in escrow as security for bridge loan .....        675,000                                                     675,000
   Accounts receivable, net .......................        231,381                         5,568                       236,949
   Inventory, net .................................      1,175,218                                                   1,175,218
   Prepaid expenses and other assets ..............         34,033         51,999                                       86,032
                                                      ------------      ---------     ----------                   -----------
     Total current assets .........................      3,322,294        147,722          6,890                     3,476,906

Equipment, net ....................................         36,798        120,446                                      157,244
Patent costs, net .................................         38,642                                                      38,642
Technology costs, net .............................                        83,143                                       83,143
Other deferred costs ..............................        150,271                                                     150,271
Deferred acquisition costs ........................        176,928        269,548                                      446,476
Excess of cost over net assets acquired ...........                                                  19,761,880C    19,761,880
Intercompany ......................................        800,193                        60,888      (861,081)G
                                                      ------------      ---------     ----------                   -----------
     Total assets .................................      4,525,126        620,859         67,778                    24,114,562
                                                      ============      =========     ==========                   ===========
Current liabilities:
   Bridge loan payable ............................        600,000                                                     600,000
   Other notes payable ............................        250,000         38,107                                      288,107
   Accounts payable ...............................        499,556        463,020          1,104                       963,680
   Accrued liabilities ............................        619,483         41,214         23,000                       683,697
   Due to related parties .........................                       289,810         37,888                       327,698
                                                      ------------      ---------     ----------                   -----------
     Total current liabilities ....................      1,969,039        832,151         61,992                     2,863,182

Intercompany ......................................                       861,081                     (861,081)G
Notes payable .....................................        172,000         41,571                                      213,571
Notes payable to related parties ..................        395,000                                                     395,000
                                                      ------------      ---------     ----------                   -----------
     Total liabilities ............................      2,536,039      1,734,803         61,992                     3,471,753
                                                      ------------      ---------     ----------                   -----------
Minority interest .................................                                                   1,415,437C,F   1,415,437
                                                      ------------      ---------     ----------                   -----------
Stockholder's equity (deficiency):
   Preferred stock-liquidation value ..............      3,117,720                                                   3,117,720
   Common stock, par ..............................          5,873                                       25,222B        31,095
   Additional paid-in capital .....................     34,870,145      1,979,286        526,275   (12,615,461)D    24,760,245
   Foreign currency translation adjustments .......                       (47,677)                                     (47,677)
   Retained deficit ...............................    (35,916,193)    (3,045,553)      (520,489)    30,936,682E    (8,545,553)
   Stock subscription receivable ..................        (88,458)                                                    (88,458)
                                                      ------------      ---------     ----------                   -----------
     Total stockholder's equity (deficiency).......      1,989,087     (1,113,944)         5,786                    19,227,372
                                                      ------------      ---------     ----------                   -----------
Total liabilities, minority interest
   and stockholder's equity (deficiency) ..........      4,525,126        620,859         67,778                    24,114,562
                                                      ============      =========     ==========                   ===========


    The accompanying notes are an integral part of these financial statements

                                 FIBERCHEM, INC.
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                 FOR THE SIX AND NINE MONTHS ENDED JUNE 30, 2000




                                                              Historical (1)                                       Pro Forma
                                               ---------------------------------------------      Pro Forma         Financial
                                                 FiberChem        Intrex            Pandel        Adjustments      Statements
                                               -------------- ----------------   -----------    --------------  ---------------
Revenues                                        1,127,533          22,925          29,200                           1,179,658
Cost of revenues                                  710,399                           9,530                             719,929
                                               ----------     -----------       ---------                          ----------

   Gross profit                                   417,134          22,925          19,670                             459,729
                                               ----------     -----------       ---------                          ----------
Operating expenses:
   General and administrative                   1,053,780         352,508           7,841           658,729C        2,072,858
   Sales and marketing                            545,029          54,631                                             599,660
   Research, development and engineering          312,941         469,572           3,000                             785,513
                                               ----------     -----------       ---------                          ----------
                                                1,911,750         876,711          10,814                           3,458,031
                                               ----------     -----------       ---------                          ----------

Profit (loss) from operations                  (1,494,616)       (853,786)          8,829                          (2,998,302)

Other income (expenses):
   Interest expense                              (213,597)                                                           (213,597)
   Interest and other income                        2,496                                                               2,496
   Foreign exchange gain (loss)                                    (4,721)                                             (4,721)
                                               ----------     -----------       ---------                          ----------
     Total other income (expense)                (211,101)         (4,721)                                           (215,822)
                                               ----------     -----------       ---------                          ----------

Minority interest in FiberChem @ 18.9%                                                             322,381C,F        322,381

                                               ----------     -----------       ---------                          ----------
Net profit (loss)                              (1,705,717)       (858,507)          8,829                          (2,891,743)
                                               ==========     ===========       =========                          ==========

Net loss per share                                  (0.04)                                                              (0.01)

Shares of common stock used in computing
   net loss per share                          45,102,244                                                         300,138,160




   The accompanying notes are an integral part of these financial statements

                                  FIBERCHEM, INC.
          PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
            FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND DECEMBER 31, 1999


                                                                  Historical                                           Pro Forma
                                                 ------------------------------ ---------------   Pro Forma            Financial
                                                   FiberChem        Intrex          Pandel       Adjustments          Statements
                                                 -------------- --------------- --------------- ---------------     ---------------
Revenues                                             1,957,110                         147,516                           2,104,626
Cost of revenues                                       985,444                         133,315                           1,118,759
                                                 -------------- --------------- ---------------                     ---------------
   Gross profit                                        971,666               0          14,201                             985,867
                                                 -------------- --------------- ---------------                     ---------------

Operating expenses:
   General and administrative                        1,347,684         342,810          28,733       1,317,459C          3,036,686
   Sales and marketing                                 661,544          46,620                                             708,164
   Research, development and engineering               546,398         429,267                                             975,665
   Disposal of inventory                                94,150                                                              94,150
                                                 -------------- --------------- ---------------                     ---------------
                                                     2,649,776         818,697          28,733                           4,814,665
                                                 -------------- --------------- ---------------                     ---------------
Profit (loss) from operations                       (1,678,110)       (818,697)        (14,532)                         (3,828,798)

Other income (expenses):
   Interest expense                                   (366,666)                                                           (366,666)
   Interest and other income                             2,821                                                               2,821
   Foreign exchange gain (loss)                                         18,593                                              18,593
   Other expense                                      (179,787)                                    (5,500,000)C         (5,679,787)
                                                 -------------- --------------- ---------------                     ---------------
     Total other income (expense)                     (543,632)         18,593                                          (6,025,039)
                                                 -------------- --------------- ---------------                     ---------------

Minority interest in FiberChem @ 18.9%                                                                 419,909C,F          419,909

                                                 -------------- --------------- ---------------                     ---------------
Net profit (loss)                                   (2,221,742)       (800,104)        (14,532)                         (9,433,928)
                                                 ============== =============== ===============                     ===============

Net loss per share                                       (0.07)                                                              (0.03)

Shares of common stock used in computing
   net loss per share                               34,113,758                                                         289,983,024


    The accompanying notes are an integral part of these financial statements

                                 FIBERCHEM, INC.
         NOTES TO THE CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

(1)  Basis of Accounting:

On July 27, 2000 (the "Reverse Acquisition Date"), FiberChem and Intrex completed the combination of their businesses pursuant to an Amended Arrangement Agreement dated as of May 26, 2000 (the "Arrangement Agreement"). The Arrangement Agreement provides that, at the option of each Intrex shareholder, each Intrex voting common share, except for those shares held by Pandel Instruments, Inc. ("Pandel"), be exchanged into: (i) 27.801925 non-voting Intrex Class B shares and 0.27801925 FiberChem Special Series preferred shares with each Special Series preferred share entitled to one hundred votes, or (ii)
27.801925 FiberChem common shares. In conjunction with the Arrangement Agreement, Pandel, which owned 24.89% of Intrex's common shares, was merged into Pandel Mergerco, Inc., ("Mergerco") a wholly-owned FiberChem subsidiary, in exchange for FiberChem mandatorily convertible Pandel Series preferred shares with each Pandel Series preferred share entitled to one hundred votes and mandatorily convertible into one hundred FiberChem common shares.

That number of Intrex Class B shares and Pandel Series preferred shares representing a percentage in excess of an approximate 51.8% ownership interest in FiberChem (collectively the "Pooled Shares") were deposited by the Intrex shareholders into escrow pursuant to the terms of the Intrex Pooling Agreement (see note 2.B.). This agreement provides that Pooled Shares be issued to the Intrex shareholders if certain milestones related to the Intrex business are met during a two-year period following the closing. Accordingly, the consideration issuable in the combination provides former Intrex shareholders with an initial approximate 51.8% ownership interest and the potential to acquire up to an approximate 81.1% ownership interest of the combined entity upon distribution, if any, of the Pooled Shares. For accounting purposes, the combination of Intrex and FiberChem is treated as a reverse acquisition of FiberChem by Intrex.

The reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco have both been accounted for using purchase accounting as a simultaneous transaction. The carrying values of assets and liabilities have been estimated to approximate fair market value. Accordingly, no pro forma adjustments to these amounts were made to reflect the allocation and amount of the ultimate purchase price with the exception of the allocation made to FiberChem's in-process research and development. Final allocations, if any, will be made on the basis of valuations giving effect to various market factors including most significantly the ultimate distribution of Pooled Shares in the resulting effect on goodwill, goodwill amortization and minority interest. Purchase price adjustments, if any, will be made within one year from the Reverse Acquisition Date. These adjustments may be material to the pro forma financial information taken as a whole.

The pro forma unaudited condensed combined balance sheet is presented using the interim consolidated balance sheets of Intrex and Pandel at June 30, 2000 combined with the interim consolidated balance sheet of FiberChem at June 30, 2000. Pro forma adjustments related to the unaudited condensed combined balance sheet were computed assuming the reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco were consummated on June 30, 2000.

The pro forma unaudited condensed combined statements of operations are presented using the consolidated statement of operations of Intrex and Pandel for the six months ended June 30, 2000 and for the twelve months ended December 31, 1999 combined with the consolidated statement of operations of FiberChem for the nine months ended June 30, 2000 and for the twelve months ended September 30, 1999. Pro forma adjustments related to the unaudited combined statements of operations have been computed assuming the reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco were consummated on January 1, 1999.

The pro forma condensed combined financial statements should be read in conjunction with the audited financial statements and notes thereto of Intrex and Pandel for the year ended December 31, 1999 and with the audited financial statements and notes thereto of FiberChem for the year ended September 30, 1999 included in this Form 8-K/A, Amendment No. 1.

The pro forma unaudited financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco been consummated at either of the foregoing dates or which may be attained in the future. The pro forma unaudited results are not intended to be a projection of future results.

(2) The accompanying pro forma adjustments, among other things, assume the ultimate distribution of all Pooled Shares resulting in an approximate 81.1% ownership interest of FiberChem by former Intrex shareholders. However, any significant variance from this assumption may have a material affect on these pro forma financial statements. As such, additional pro forma presentations have been made in the following notes giving effect to the range of possible results and iterations thereto:

     (A) All historical financial statements included in the pro forma financial information were prepared in accordance with U.S. generally accepted accounting principles. The historical financial statements of Intrex, which were prepared in accordance with Canadian generally accepted accounting principles using the Canadian dollar as the functional currency, were translated into U.S. dollars using the exchange rate at June 30, 2000 for the balance sheet and using an average rate for the periods presented in the statements of operations. Translation adjustments are reflected as foreign currency translation adjustments in Stockholder's equity and accordingly have no effect on net loss.

     (B) The following table sets forth the allocation of the value of the total consideration (see Note (1)):

                                                           Shares
                                         ---------------------------------------------     Consideration
                                         Non Pooled         Pooled            Total           Value ($)
                                         ----------       -----------      -----------     -------------

          Intrex Class B Shares          47,482,527       137,208,403      184,690,930        19,409,412
          FiberChem Pandel Series        15,738,973        51,791,597       67,530,570         6,431,904
                                         ----------       -----------      -----------     -------------
          Total issued                   63,221,500       189,000,000      252,221,500        25,841,316
                                         ==========       ===========      ===========     =============

          None of the consideration has been separately allocated to the Special Shares. The effect of the various percentages of Intrex's interest in the acquired net assets of FiberChem depending on the ultimate distribution of Pooled Shares, assuming: (a) FiberChem's authorized shares are increased to 500,000,000 at the November 29, 2000 annual meeting, (b) each Intrex Class B Share is exchanged for one share of FiberChem common stock, and (c) each share of Pandel Series preferred stock is converted into 100 shares of FiberChem common stock, is as follows:

                                      FiberChem Common Shares
                                       Issued and Outstanding                      Upon Exchange - Change to
              Ultimate     ----------------------------------------------               FiberChem Common
              Percent        Intrex           Minority                         ----------------------------------
              Acquired      Interest          Interest           Total         Par Value ($)  Paid-in Capital ($)
              --------     -----------       ----------       -----------      -------------  -------------------
                51.8        63,221,500       58,730,263       121,951,763           6,322          25,834,994
                68.3       126,221,500       58,730,263       184,951,763          12,622          25,828,694
                76.3       189,221,500       58,730,263       247,951,763          18,922          25,822,394
                81.1       252,221,500       58,730,263       310,951,763          25,222          25,816,094

     (C) The value of the consideration given by Intrex, including those shares held by Pandel, to FiberChem was determined as FiberChem common shares of 58,730,263 at $0.44 per share (100% of FiberChem issued and outstanding common shares and the closing price of such shares, respectively, the day prior to the Reverse Acquisition Date), or $25,841,316. Per the terms of the reverse acquisition, consideration of 75.11% and 24.89% is from exchange of stock with Intrex and Pandel, respectively.

        The excess of the value of the consideration given over the net assets acquired, assuming an 81.1% ownership interest, created goodwill of approximately $19,761,880 computed as:


              Stock purchase price.............................................................  $    25,841,316

              Less: FiberChem net assets at June 30, 2000............        1,989,087
                   Interest acquired.................................            81.1%                 1,613,150
                                                                             ---------

                   Pandel net assets at June 30, 2000..........................................            5,786
                                                                                                 ---------------

              Excess of purchase price over net assets acquired
                 before allocation to identifiable assets......................................       24,222,380

              Less: Undervaluation of in-process research and development (5,500,000 x 81.1%...)       4,460,500
                                                                                                 ---------------

              Excess of purchase price allocated to goodwill...................................  $    19,761,880
                                                                                                 ===============

          Goodwill is amortized over the estimated life of 15 years. The pro forma amortization expense for the six months ended June 30, 2000 and the year ended December 31, 1999 was $658,729 and $1,317,459, respectively.

          The acquired in-process research and development totaling $5,500,000 was expensed on January 1, 1999 and is included in retained deficit at June 30, 2000.

          The effect of various percentages of Intrex's interest in the acquired net assets of FiberChem depending on the ultimate distribution of Pooled Shares is as follows:

                                                                                    Six Month     Twelve Month
           Ultimate                     Six Month     Twelve Month     Minority     Minority        Minority
           Percent                    Amortization    Amortization      Equity        Loss            Loss
           Acquired    Goodwill ($)    Expense ($)     Expense ($)    Interest($)  Interest($)     Interest($)
           --------    ------------   ------------     -----------    -----------  -----------     -----------

             51.8        21,956,183       731,873       1,463,746       3,609,740     822,156      1,070,880
             68.3        20,720,483       690,683       1,381,366       2,374,041     540,712        704,292
             76.3        20,121,356       670,712       1,341,424       1,774,914     404,255        526,553
             81.1        19,761,880       658,729       1,317,459       1,415,437     322,381        419,909

     (D)  Calculated as:        (34,870,145)     to eliminate FiberChem additional paid-in capital
                                   (526,275)     to eliminate Pandel additional paid-in capital
                                 25,816,094      exchange of acquisition shares (Note B)
                                 (3,117,720)     FiberChem preferred stock, Series A liquidation value, not eliminated
                                     (5,873)     FiberChem common stock, par value, not eliminated
                                     88,458      FiberChem stock subscription receivable, not eliminated
                                -----------
                                (12,615,461)     Additional paid-in capital, pro forma adjustment

     (E)  Calculated as:         35,916,193      FiberChem retained deficit, eliminated
                                    520,489      Pandel retained deficit, eliminated
                                 (5,500,000)     In-process research and development write-off (Note C)
                                 30,936,682      Retained deficit, pro forma adjustment

     (F)  Represents minority interest.

     (G)  Represents elimination of intercompany accounts.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


    FIBERCHEM, INC.
    (Registrant)



By: /s/ GEOFFREY F. HEWITT                    Date: October 6, 2000
    -------------------------------                 ---------------
        Geoffrey F. Hewitt